Lisa Nelson joins Astra Board of Directors

Technology and finance leader appointed to Audit Committee

Alameda, California. August 12, 2021. Astra Space, Inc. (“Astra”) (Nasdaq: ASTR), today announced that Lisa Nelson has been appointed to Astra’s Board of Directors and to the Company's Audit Committee, effective August 10, 2021.

Nelson is an accomplished finance and business development executive with 25 years of experience in the software, technology and financial services industries. She has a unique breadth and depth of experience as both a strategic and operational leader. Through this, she has developed valuable perspectives on matters critical to boards including digital transformation, business growth strategy and risk management. Lisa is a certified public accountant licensed in the state of Washington.

"Lisa’s experience as a technology, financial and operational leader provides valuable perspective to Astra in our next phase as a public company," said Chris Kemp, Founder, Chairman and CEO of Astra. “Her experience with small and large technology companies at the forefront of innovation is the perfect fit for Astra at this stage.”

Specifically, Nelson’s experience spans companies of all sizes - from early-stage, high-growth startups to mature, multi-national corporations. She is well known for her entrepreneurial and strategic leadership, ability to successfully manage risks in complex environments and her ability to lead through growth and change. Some of her key professional achievements include influencing Microsoft’s innovation agenda by co-founding its first venture fund, M12, helping companies execute their inorganic growth strategies by supporting several multi-billion dollar global M&A transactions, digitally transforming the finance organizations of multiple Global 500 companies, and supporting one of the most iconic business model transformations with the movement to the cloud in the software industry.

"Spacetech will enable the next trillion-dollar economy," said Nelson. "I'm thrilled to partner with Astra's world-class board and management team to pioneer the next frontier of innovation and economic growth."

Nelson holds a B.A. degree in business administration from the University of Washington. She began her career as an auditor at Ernst & Young and then held various executive roles around the globe. Nelson retired from Microsoft (Nasdaq: MSFT) in 2019 after 14 years and currently serves as an advisor and director to various high growth organizations including Movac (New Zealand’s largest venture capital fund), Flying Fish Partners (venture capital firm specializing in AI/ML), Brooks Running, DNA Seattle, and several early-stage tech startups, among others. Nelson is also an Edmund Hillary Fellow.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within 4 years of its inception, making it the fastest company to reach space. Visit www.astra.com to learn more about Astra.

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statements reflect the current analysis of existing information and are subject to various risks and uncertainties, As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements and quarterly reports.

Media Contact:

Kati Dahm

kati@astra.com

Investor Contact:

Dane Lewis

dane@astra.com